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               KeyCorp Student Loan Trust 1996-A


                 Pennsylvania Higher Education
                       Assistance Agency

                 Statement of Compliance with
             Specifically Identified Requirements


                       December 31, 1996
            (with Independent Accountants' Report)

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KPMG Peat Marwick LLP

     1500 National City Center
     1900 East Ninth Street
     Cleveland, OH 44114-3495

                Independent Accountants' Report
                -------------------------------

The First National Bank of Chicago
as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency's (Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and
Servicing Agreement dated September 1, 1996, about the ServicerOs compliance with the servicing ofEthe KeyCorp Student Loan Trust 1996-A student loans as of December 31, 1996, and for the period from September 1, 1996 through December 31, 1996, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Servicer is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on the ServicerOs assertions about compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the ServicerOs compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

In our opinion, the Servicer's assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of
the Sale and Servicing Agreement dated October 1, 1995, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 1996, and for the period from September 1, 1996 through December 31, 1996, are fairly stated in all material respects.

As more fully discussed, in the accompanying statement, the Servicer reported some statuses to credit bureau reports erroneously during the period. The erroneouse reporting caused noncompliance that has been identified in the accompanying Statement of Compliance with Specifically Identified Requirements.

This report is intended solely for the information of Pennsylvania Higher Education Assistance Agency, Key Bank USA,
NA, The First National Bank of Chicago, and Bankers Trust
Company.


KPMG Peat Marwick LLP


February 28, 1997



Member Firm of
KPMG International

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         PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
Statement of Compliance with Specifically Identified Requirements


Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 1996-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and
Servicing Agreement dated September 1, 1996 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation (ASA) and are reinsured by the Department of Education (Financed Federal Loans) and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc.
(TERI) and not reinsured by the Department of Education (Financed Private Loans), collectively referred to as the Financed Student Loans.

I.  COMPLIANCE
    1. Financed Federal Loans
    A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in the December 18, 1992 Federal Register, Part II, Department of Education,
       34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.
       We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 1996, and for the period from September 1, 1996 to December 31, 1996:

     * 34 CFR 682.202, "Permissible Charges by Lenders to
       Borrowers"; all parts except
       for (a)(2), (b)(5), (c)-(e), and (g).

     * 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), (c)-(f).

     * 34 CFR 682.209, "Repayment of a Loan"; all parts except for
       (a)(2)(i), (a)(4), (d),
       (f), (g), (i), and (j); and part (b) for the period of September 1, 1996 through December 31, 1996.

     * 34 CFR 682.210, "Deferment"; all parts except for (a)(9) and
       (b)(6).

     * 34 CFR 682.211, "Forbearances"; all parts except for (a)(3), and (d).

     * 34 CFR 682.213, "Prohibition Against the Use of the Rule of
       78s."

     * 34 CFR 682.300, "Payment of Interest Benefits on Stafford
       Loans."

     * 34 CFR 682.301, "Eligibility of Borrowers for Interest
       Benefits on Stafford Loans";
       all parts except for (a) and (c).

     * 34 CFR 682.302, "Payment of Special Allowance on FFEL
       Loans"; all parts except
       for (c)(2), (c)(3), (d), and (e).

     * 34 CFR 682.304, "Methods for Computing Interest Benefit and Special Allowance";
       all parts except for (a), (b), and (d)(2).

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     * 34 CFR 682.305, "Procedures for Payment of Interest Benefit
       and Special Allowance"; all parts except for (a)(2)-(4),
       (b), and (c).

     * 34 CFR 682.402, "Death, Disability and Bankruptcy Payments"; all parts except for (f), (g), and (i)-(k).

     * 34 CFR 682.411, "Due Diligence by Lenders in the Collection of Guaranty Agency Loans"; all parts except for (i), (j),
       (m), and (n).

     * 34 CFR 682.414, "Records, Reports, and Inspection
       Requirements for Guaranty Agency Programs"; all parts except for (a)(1), (a)(2), (a)(3)(K), and (b).

   B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

      We have complied with the following federal regulations for the Financed Federal Loans for the period of September 1, 1996 through December 31, 1996:

     * 34 CFR 682.209, "Repayment of a Loan"; Part (b).

   2.  Financed Private Loans
   Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs
   Servicing Agreement between Pennsylvania Higher Education
   Assistance Agency and Society National Bank dated March 23, 1995.

    I.  "Account Servicing, Document Storage"

    IV. "Deferment and Forbearance Processing"

    VI. "Filing Claims"

II. NONCOMPLIANCE

    1.  Financed Federal Loans

    We have not complied with the following regulations for the Financed Federal Loans as of December 31, 1996 and for the period September 1, 1996 to December 31, 1996:

    *  34 CFR 682.208, "Due Diligence in Servicing a Loan"; (a), (b)(iii), and
       (b)(iv).

   2.  Financed Private Loans

   We have not complied with the following requirements as of December 31, 1996 and for the period from September 1, 1996 to December 31, 1996:

    II.  "Delinquency Servicing"

   With respect to "Due Diligence in Servicing a Loan" under federal regulation 34 CFR 682.208, parts (a), (b)(iii), and (b)(iv) for Financed Federal Loans, and Delinquency Servicing" under Section 4.08 of the Agreement for Financed Private Loans as noted above, the Servicier provided reporting to credit bureaus during the period. However, it was determined that some stautses were reported erroneously. These status conditions have been identified and corrected during 1996 and in early 1997. Statuses reporting borrowers' delinquincies were corrected in April 1996. In early 1997, statuses pertaining to the "transfer" of loans from KeyBank ownership to the Trusts' ownerships were clarified. During the period from September 1, 1996 to December 31, 1996, these reporting status errors did not result in the failure to pay any Federal of Private loan guarantees for loans held in the Trusts. The credit bureaus have acknowledged Servicer's correction of the reporting statuses and are updating their records monthly with tapes provided by the Servicer. Review of individual borrowers' credit bureau reports reflects that all pertinent information has been reported as of February
   1997 as required under Section 4.08 of the Agreement and federal regulation 34 CFR 682.208.